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EXHIBIT 10.1

            SETTLEMENT AGREEMENT WITH HAIM ZITMAN DATED APRIL 1, 1999

                              SETTLEMENT AGREEMENT

            Agreement made as of the lst day of April, 1999, by and between on the one hand Haim Zitman, residing at 320 East 52nd Street, Apt. 14A, New York, New York 10022 ("Plaintiff"), and on the other hand (i) Complete Wellness Centers, Inc. ("CWC"), a corporation organized under the laws of the State of Delaware, whose principal place of business is 666 Eleventh Street, N.W., Suite 200, Washington, D.C. 20001, and (ii) Complete Wellness Weight Management, Inc., a corporation organized under the laws of the State of Delaware (collectively "Defendants"). Plaintiff and Defendants agree as follows:

            1. Simultaneously with the execution of this Settlement Agreement, counsel for Plaintiff and Defendants shall execute the Stipulation and Order Dismissing Action With Prejudice (in the form attached hereto), which will be presented within three business days thereafter to the Court (Judge William H. Pauley) to be "So Ordered."

            2. By not later than one hundred eighty (180) days after the date of this Settlement Agreement, CWC shall cause to be registered non-restricted, freely tradeable shares of CWC common stock whose aggregate offering price on the day the secondary goes to market will equal $80,000. Such shares shall be issued and registered as follows: "Haim Zitman."

            3. If, within CWC's sole discretion or otherwise, it registers no non-restricted, freely tradeable share of CWC common stock within one hundred eighty days after the date of this Settlement Agreement, CWC may, prior to the expiration of the foregoing one hundred eighty day period, issue a certified or bank check in the amount of $80,000, payable to



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"Haim Zitman" and "Sheldon Eisenberger, As Attorney For Haim Zitman," and
deliver same to Sheldon Eisenberger.

            4. If CWC either registers and delivers the stock as provided in paragraph two above, or pays the $80,000 as provided in paragraph three above, then Defendants shall have no further obligations to Plaintiff.

            5. Contemporaneously with the execution of this Settlement Agreement, CWC shall sign and deliver (i) the original of the Affidavit of Confession of Judgment (in the form attached hereto), and (ii) the original of the Promissory Note (in the form attached hereto) upon which the Affidavit of Confession of Judgment is based, to Sheldon Eisenberger, who shall hold both documents in escrow. If the one hundred eighty day period referred to in paragraphs two and three above expires and CWC has failed to register and deliver the $80,000 worth of non- restricted, freely tradeable shares of CWC common stock, or, alternatively, has failed to deliver the certified or bank check in the amount of $80,000, Plaintiff shall have the right to enter and enforce immediately the original of the Affidavit of Confession of Judgment, based upon the original of the Promissory Note. With respect to the Promissory Note, Defendants agree to waive the notice requirement of presentment and demand. If CWC registers and delivers the stock or pays the $80,000 pursuant to paragraphs two and three above, respectively, then Sheldon Eisenberger shall return the original Affidavit of Confession of Judgment and the original Promissory Note to Flemming, Zulack & Williamson, LLP within three business days thereafter.

            6. In consideration of the terms of this Settlement Agreement, Plaintiff and Defendants agree to execute and exchange general releases in the forms attached hereto. The attorneys for each party shall hold the general releases in escrow. If CWC registers and delivers the stock or pays the $80,000 pursuant to paragraphs two and three above, respectively, then




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Plaintiff's and Defendants' attorneys shall exchange the general releases they are holding in escrow within three business days thereafter (or, in the case of $80,000 payment, after the check is negotiated and clears).

            7. This Agreement shall be construed and enforced under the laws of the State of New York. The Court shall retain jurisdiction with respect to the enforcement of this Settlement Agreement or any dispute arising therefrom. Plaintiff and Defendants consent to jurisdiction in the Southern District of New York, and, in the event that the Southern District of New York refuses to exercise jurisdiction, in any state court of New York State.

            8. Plaintiff and Defendants are entering into this Agreement to settle the action pending in the United States District Court for the Southern District of New York captioned "Haim Zitman v. Complete Wellness Centers, Inc. and Complete Wellness Weight Management, Inc.", Index No.98 Civ. 8409. This Agreement does not constitute and shall not be construed to constitute an admission of any liability by Defendants in connection with this action. This Agreement is being entered into by Defendants solely as a compromise of disputed claims.

            9. CWC represents that at the present time it has no intention of submitting a bankruptcy petition.

            10. The terms of this Settlement Agreement, including the amount of any consideration paid, shall be kept confidential and shall not be directly or indirectly disclosed by Plaintiff or Defendants or any of their employees, agents, or attorneys, except by written agreement signed by Plaintiff and Defendants, Court Order, or as required by law, nor shall any settlement agreement or release be filed in any court or introduced in evidence in any action for any purpose whatsoever by anyone, other than in an action between Plaintiff and Defendants




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hereto to enforce or interpret its terms or to seek modification of this paragraph, except as otherwise ordered by a court of competent jurisdiction.

                 IN WITNESS WHEREOF, Plaintiff and Defendants have executed this Settlement Agreement this 1st day of April 1999.

                                             COMPLETE WELLNESS CENTERS, INC.

                                             BY:   /s/ Joseph J. Raymond Jr.
                                                 ---------------------------
An Authorized Officer                                 JOSEPH J. RAYMOND JR.

                                             COMPLETE WELLNESS WEIGHT
                                             MANAGEMENT, INC.

                                             BY:   /s/ Joseph J. Raymond Jr.
                                                 ---------------------------
An Authorized Officer                                JOSEPH J. RAYMOND JR.

/s/ Haim Zitman
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HAIM ZITMAN